Exhibit 4.2

                          THOROUGHBRED INTERESTS, INC.

                              8702 TWIN RIDGE COURT

                           LOUISVILLE, KENTUCKY 40242

                                                                March 22, 2000

The Augustine Fund, L.P.
141 West Jackson Street
Suite 2182
Chicago, Illinois 60604

Ladies and Gentlemen:

         As you are aware, Thoroughbred Interests, Inc. and The Augustine Fund, L.P. entered into a promissory note as of September 30, 1999 in the amount of $375,000 (the "Note") and that the Note matures on March 28, 2000.

         Per our previous conversations, and for $10 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby request that the Due Date, as defined in the Note, be extended to May 29, 2000.

         All other provisions of the Note, as well as the Stock Escrow Agreement attached as Exhibit A to the Note, the Pledge and Security Agreement attached as Exhibit B to the Note and the Guaranty Agreement attached as Exhibit C to the Note, remain unchanged and in full force and effect.

         If you are in agreement with this amendment to the Note, kindly acknowledge your agreement by signing below.

                                         Sincerely,

                                         /s/ Jim Tilton
                                         ------------------------------------
                                         Jim Tilton
                                         Duly Authorized Officer of
                                         Thoroughbred Interests, Inc.

/s/ Thomas F. Duszynski
The Augustine Fund, L.P.

By:      Thomas F. Duszynski
Title:   COO, Augustine Capital Management, LLC

Date:    March 22, 2000

                                                                    Exhibit 4.3

                          THOROUGHBRED INTERESTS, INC.
                              8702 TWIN RIDGE COURT
                           LOUISVILLE, KENTUCKY 40242

                                                              October 3, 2000

Augustine Fund, L.P.
141 West Jackson Street
Suite 2182
Chicago, Illinois 60604

Ladies and Gentlemen:

         As you are aware, Thoroughbred Interests, Inc. and Augustine Fund, L.P. entered into a promissory note as of September 30, 1999 in the amount of $375,000 (the "Note") and that the Note matured on March 28, 2000.

         Per our previous conversations, and for $10 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby request that the Due Date, as defined in the Note and earlier extended, be extended again to March 31, 2001.

         All other provisions of the Note, as well as the Stock Escrow Agreement attached as Exhibit A to the Note, the Pledge and Security Agreement attached as Exhibit B to the Note and the Guaranty Agreement attached as Exhibit C to the Note, remain unchanged and in full force and effect.

         If you are in agreement with this amendment to the Note, kindly acknowledge your agreement by signing below.

                                           Sincerely,

                                           /S/ James D. Tilton
                                           Jim Tilton
                                           Duly Authorized Officer of
                                           Thoroughbred Interests, Inc.
/S/ Thomas F. Duzynski
------------------------------
The Augustine Fund, L.P.

By:      Thomas F. Duzynski
Title:   Chief Operating Officer, Augustine Capital Investment, LLC
Date:    November 6, 2000

                                                                    Exhibit 4.4

                          AMENDMENT TO PROMISSORY NOTE

         This Amendment, dated November 21, 2000 (the "Amendment"), to that certain Promissory Note, dated September 30, 1999 (the "Note"), by and between Thoroughbred Interests, Inc. ("Maker") and The Augustine Fund, L.P. ("Augustine"). Terms not otherwise defined herein shall have the meaning described to them in the Note.

                                W I T N E S S T H

         WHEREAS, the parties hereto desire to amend the Note as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Note, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The second paragraph of the Note, entitled "Payment Schedule", is hereby deleted in its entirety and replaced with the following:

         "The principal amount of this note shall be payable on or before the date which is one hundred eighty (180) days from the date of this Note (the "Due Date"). Augustine shall have the right, but not the obligation, in its sole discretion at any time after the date hereof, to convert all or any portion of the principal amount due under this note into the common stock of Thoroughbred Interests, Inc. $.001 par value per share (the "Common Stock"), at a conversion price of $.10 per share of Common Stock. Upon any such conversion, Augustine shall also receive common stock warrants exercisable at $.15 per share into one-half the number of shares of Common Stock converted into by Augustine. Any such conversion shall reduce the principal amount due hereunder by $.10 for every share of Common Stock converted into by Augustine.

         From and after the Due Date until the principal amount of this Note is paid in full, in addition to the above, interest shall be paid in cash in the amount of eighteen (18%) per annum. All accrued interest (if any) under this Note shall be payable with the first repayment of principal."

         2. The Note, as amended by this Amendment, contains the entire agreement between the parties hereto relating to the subject matter thereof and there are no agreements, warranties or representations relating thereto which are not set forth therein or herein. This Amendment may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

         3. This Amendment shall be governed by and construed and enforced in accordance with the local laws of the State of Illinois applicable to agreements made and to be performed entirely within the State, without regard to conflict of laws principles.

         4. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by them or their duly authorized representatives as of the date first written above.

                                       THOROUGHBRED INTERESTS, INC.

                                       By:  /s/ James D. Tilton
                                          ------------------------------
                                                James D. Tilton, President

                                       THE AUGUSTINE FUND, L.P.

                                       By:  /s/ Thomas F. Duzynski
                                          ------------------------------
                                              Thomas F. Duzynski,
                                              Chief Operating Officer,
                                              Augustine Capital Investment, LLC

                                                                     Exhibit 4.5

                                   CONVERTIBLE

                                 PROMISSORY NOTE

$50,000.00                                                    December 15, 1999


         FOR VALUE RECEIVED, Thoroughbred Interests, Inc., a Nevada corporation ("Maker"), promises to pay to the order of Andrew Dyer, c/o The Dyer Group, 100 Tower Drive, Greenville, South Carolina ("Payee"), the principal sum of $50,000.00 on August 13, 2000, together with interest on the principal amount hereof at the rate of 12% per annum. Payments on both principal and interest are to be made in lawful money of the United States of America unless Payee agrees to another form of payment.

         1. The principal amount of this Note shall be convertible, at the option of the Payee, into 50 Units of the Maker, each Unit consisting of 10,000 shares of Maker's common stock and 5,000 common stock purchase warrants exercisable at $.15 per share (all as further described in Maker's current Regulation A Offering which is pending SEC review) at a conversion price equal to the $1,000 per Unit price provided for in such Regulation A Offering.

         2. Presentment, demand, protest or notice of any kind are hereby waived by the Maker. Maker may not set off against any amounts due to Payee hereunder any claims against Payee or other amounts owed by Payee to Maker.

         3. In the case any event of default under this Note shall have happened and be continuing, the Payee may proceed to protect and enforce its rights either by suite in equity and/or by action at law, or by other appropriate proceedings.

         4. The Maker agrees to pay all reasonable costs of collection, including attorneys' fees which may be incurred in the collection of this Note or any portion thereof and, in case an action is instituted for such purposes, the amount of all attorneys' fees shall be such amount as the court shall adjudge reasonable.

         5. This Note is made and delivered in , and shall be governed, construed and enforced under the laws of the State of Kentucky.

         6. No delay or omission of the Payee to exercise any right hereunder, whether before or after the happening of any event of default, shall impair any such right or shall operate as a waiver thereof or of any event of default hereunder nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right.

         7. This Note shall be subject to prepayment, at the option of the Maker, in whole or in part, at any time and from time to time, without premium or penalty.

         8. This Note or any benefits or obligations hereunder may not be assigned or transferred by the Maker.


                                            THOROUGHBRED INTERESTS, INC.

                                            By /s/ James Tilton
                                              ----------------------------
                                              James Tilton, Chairman & CEO

                                                                     Exhibit 4.6
                                   CONVERTIBLE

                                 PROMISSORY NOTE

$50,000.00                                                     January 31, 2000


         FOR VALUE RECEIVED, Thoroughbred Interests, Inc., a Nevada corporation ("Maker"), promises to pay to the order of Andrew Dyer, c/o The Dyer Group, 100 Tower Drive, Greenville, South Carolina ("Payee"), the principal sum of $50,000.00 on August 13, 2000, together with interest on the principal amount hereof at the rate of 12% per annum. Payments on both principal and interest are to be made in lawful money of the United States of America unless Payee agrees to another form of payment.

         1. The principal amount of this Note shall be convertible, at the option of the Payee, into 50 Units of the Maker, each Unit consisting of 10,000 shares of Maker's common stock and 5,000 common stock purchase warrants exercisable at $.15 per share (all as further described in Maker's current Regulation A Offering which is pending SEC review) at a conversion price equal to the $1,000 per Unit price provided for in such Regulation A Offering.

         2. Presentment, demand, protest or notice of any kind are hereby waived by the Maker. Maker may not set off against any amounts due to Payee hereunder any claims against Payee or other amounts owed by Payee to Maker.

         3. In the case any event of default under this Note shall have happened and be continuing, the Payee may proceed to protect and enforce its rights either by suite in equity and/or by action at law, or by other appropriate proceedings.

         4. The Maker agrees to pay all reasonable costs of collection, including attorneys' fees which may be incurred in the collection of this Note or any portion thereof and, in case an action is instituted for such purposes, the amount of all attorneys' fees shall be such amount as the court shall adjudge reasonable.

         5. This Note is made and delivered in , and shall be governed, construed and enforced under the laws of the State of Kentucky.

         6. No delay or omission of the Payee to exercise any right hereunder, whether before or after the happening of any event of default, shall impair any such right or shall operate as a waiver thereof or of any event of default hereunder nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right.

         7. This Note shall be subject to prepayment, at the option of the Maker, in whole or in part, at any time and from time to time, without premium or penalty.

         8. This Note or any benefits or obligations hereunder may not be assigned or transferred by the Maker.


                                            THOROUGHBRED INTERESTS, INC.

                                            By /s/ James Tilton
                                              ----------------------------
                                              James Tilton, Chairman & CEO

                                                                     Exhibit 4.7

                          THOROUGHBRED INTERESTS, INC.
                              8702 TWIN RIDGE COURT
                           LOUISVILLE, KENTUCKY 40242

                                                              October 11, 2000


Mr. Andrew Dyer
c/o The Dyer Group
100 Tower Drive

Greenville, South Carolina 29650


Dear Andy:

         As you are aware, Thoroughbred Interests, Inc. entered into two convertible promissory notes with you as of December 15, 1999 and January 31, 2000, both in the amount of $50,000 (individually, a "Note", and collectively, the "Notes"), and that the Notes matured on August 13, 2000 (the "Due Date") .

         Per our previous conversations, and for $10 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby request that the Due Date be extended to March 31, 2001.

         All other provisions of the Notes remain unchanged and in full force and effect.

         If you are in agreement with this amendment to the Notes, kindly acknowledge your agreement by signing below.

                                           Sincerely,

                                           /s/ James D. Tilton
                                           Jim Tilton
                                           Duly Authorized Officer of
                                           Thoroughbred Interests, Inc.
/s/ Andrew Dyer
---------------------------
Andrew Dyer

                                                                     Exhibit 4.8

                          AMENDMENT TO PROMISSORY NOTE

         This Amendment, dated November 21, 2000 (the "Amendment"), to that certain Promissory Note, dated December 15, 1999 (the "Note"), by and between Thoroughbred Interests, Inc. ("Maker") and Andrew Dyer. Terms not otherwise defined herein shall have the meaning described to them in the Note.

                                W I T N E S S T H

         WHEREAS, the parties hereto desire to amend the Note as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Note, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The first Article of the Note is hereby deleted in its entirety and replaced with the following:

         "The principal amount of this Note shall be convertible, at the option of the Payee, into the common stock of Thoroughbred Interests, Inc., $.001 par value per share (the "Common Stock"), at a conversion price of $.10 per share of Common Stock. Upon any such conversion, the Payee shall also receive common stock warrants exercisable at $.15 per share into one-half the number of Common Stock shares converted into by the Payee. Any such conversion shall reduce the principal amount due hereunder by $.10 for every share of Common Stock converted into by the Payee.

         2. The Note, as amended by this Amendment, contains the entire agreement between the parties hereto relating to the subject matter thereof and there are no agreements, warranties or representations relating thereto which are not set forth therein or herein. This Amendment may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

         3. This Amendment shall be governed by and construed and enforced in accordance with the local laws of the State of Kentucky applicable to agreements made and to be performed entirely within the State, without regard to conflict of laws principles.

         4. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by them or their duly authorized representatives as of the date first written above.

                                        THOROUGHBRED INTERESTS, INC.

                                        By: /s/ James D. Tilton
                                           --------------------------------
                                              James D. Tilton, President


                                        /s/ Andrew Dyer
                                        -----------------------------------
                                        Andrew Dyer

                                                                     Exhibit 4.9

                          AMENDMENT TO PROMISSORY NOTE

         This Amendment, dated November 21, 2000 (the "Amendment"), to that certain Promissory Note, dated June 30, 2000 (the "Note"), by and between Thoroughbred Interests, Inc. ("Maker") and Andrew Dyer. Terms not otherwise defined herein shall have the meaning described to them in the Note.

                                W I T N E S S T H

         WHEREAS, the parties hereto desire to amend the Note as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Note, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The first Article of the Note, is hereby deleted in its entirety and replaced with the following:

         "The principal amount of this Note shall be convertible, at the option of the Payee, into the common stock of Thoroughbred Interests, Inc., $.001 par value per share (the "Common Stock"), at a conversion price of $.10 per share of Common Stock. Upon any such conversion, the Payee shall also receive common stock warrants exercisable at $.15 per share into one-half the number of Common Stock shares converted into by the Payee. Any such conversion shall reduce the principal amount due hereunder by $.10 for every share of Common Stock converted into by the Payee.

         2. The Note, as amended by this Amendment, contains the entire agreement between the parties hereto relating to the subject matter thereof and there are no agreements, warranties or representations relating thereto which are not set forth therein or herein. This Amendment may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

         3. This Amendment shall be governed by and construed and enforced in accordance with the local laws of the State of Kentucky applicable to agreements made and to be performed entirely within the State, without regard to conflict of laws principles.

         4. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by them or their duly authorized representatives as of the date first written above.

                                         THOROUGHBRED INTERESTS, INC.

                                         By: /s/ James D. Tilton
                                               James D. Tilton, President

                                         /s/ Andrew Dyer
                                         ------------------------------
                                         Andrew Dyer

                                                                    Exhibit 4.10


                                     SECURED
                                 PROMISSORY NOTE

$300,000.00                                                    October 31, 2000


         FOR VALUE RECEIVED, Thoroughbred Interests, Inc., a Nevada corporation ("Maker"), promises to pay to the order of James D. Tilton ("Payee"), at 127 S. 6th Street, Louisville, Kentucky 40202, the principal sum of $300,000.00 on demand, together with interest on the principal amount hereof at the rate of 6% per annum. Payments on both principal and interest are to be made in lawful money of the United States of America unless Payee agrees to another form of payment.

         1. This Note is secured by and entitled to the benefit of the pledge of all of the assets of the Company as set forth in a Pledge and Security Agreement, dated as of the date hereof between the Payee and the Maker, to which Pledge Agreement reference is hereby made for a description of the collateral accepted as security for this Note, the nature and extent of the security and the rights of the Payee.

         2. If the Maker shall default in the payment of any installment of principal of or interest on this Note, and such default shall continue for a period of ten (10) days, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, then, and upon the happening of any such event, the Payee at its option, may declare the entire unpaid balance of the principal hereunder immediately due and payable with interest thereon as herein provided.

         3. Amounts not paid when due hereunder shall bear interest from the due date until such amounts are paid at the rate of ten percent (10%) per annum; provided, however, that in the event such interest rate would violate any applicable usury law, the default rate shall be the highest lawful interest rate permitted under such usury law.

         4. Presentment, demand, protest or notice of any kind are hereby waived by the Maker. Maker may not set off against any amounts due to Payee hereunder any claims against Payee or other amounts owed by Payee to Maker.

         5. In the case any one or more of the events of default specified in paragraph 2 above shall have happened and be continuing, the Payee may proceed to protect and enforce its rights either by suite in equity and/or by action at law, or by other appropriate proceedings.

         6. The Maker agrees to pay all reasonable costs of collection, including attorneys' fees which may be incurred in the collection of this Note or any portion thereof and, in case an action is instituted for such purposes, the amount of all attorneys' fees shall be such amount as the court shall adjudge reasonable.

         7. This Note is made and delivered in , and shall be governed, construed and enforced under the laws of the State of Kentucky.

         8. No delay or omission of the Payee to exercise any right hereunder, whether before or after the happening of any event of default, shall impair any such right or shall operate as a waiver thereof or of any event of default hereunder nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right.

         9. This Note shall be subject to prepayment, at the option of the Maker, in whole or in part, at any time and from time to time, without premium or penalty.

         8. This Note or any benefits or obligations hereunder may not be assigned or transferred by the Maker.


                                            THOROUGHBRED INTERESTS, INC.

                                            By:/s/ James D. Tilton
                                               Name:  James D. Tilton, Jr.
                                               Title: President